EXHIBIT 99C.1

CONSOLIDATED STATEMENTS OF                           U S WEST, Inc.
OPERATIONS (UNAUDITED)

                                         Quarter Ended
                                           March 31,           %
In millions                              1996     1995      Change
- - --------------------------------------------------------- ----------
SALES & OTHER REVENUES                  $3,050    $2,828        7.9

OPERATING EXPENSES
 Employee-related expenses               1,043       978        6.6
 Other operating expenses                  591       510       15.9
 Taxes other than income taxes             107       114       (6.1)
 Depreciation and amortization             584       560        4.3
                                     --------------------
Total operating expenses                 2,325     2,162        7.5
                                     --------------------
Income from operations                     725       666        8.9

Interest expense                           135       128        5.5
Equity losses in
 unconsolidated ventures                    66        57       15.8
Gain on sales of rural
 telephone exchanges                         -        63         -
Guaranteed minority interest expense        12         -         -
Other expense - net                         23         6         -
                                     --------------------
Income before income taxes and
  cumulative effect of change in
  accounting principle                     489       538       (9.1)
Provision for income taxes                 192       208       (7.7)
                                     --------------------
Income before cumulative effect
  of change in accounting principle        297       330      (10.0)

Cumulative effect of change in
  accounting principle - net of tax         34         -         -
                                     --------------------
NET INCOME                                 331       330        0.3

Preferred dividends                          1         -         -
                                     --------------------

EARNINGS AVAILABLE FOR
 COMMON STOCK                             $330      $330         -
                                     ====================

CONSOLIDATED STATEMENTS OF                            U S WEST, Inc.
OPERATIONS (UNAUDITED)

                                          Quarter Ended
In millions, except                         March 31,          %
per share amounts                        1996      1995      Change
- - --------------------------------------------------------- ----------
COMMUNICATIONS GROUP:
Average common shares
  outstanding (#1)                       475.1     468.6        1.4
                                     ====================

Earnings per common share: (#1)<F1>
Income before cumulative effect
  of change in accounting principle      $0.62     $0.67       (7.5)
Cumulative effect of change in
  accounting principle                    0.07        -          -
                                     --------------------
Earnings per common share                $0.69     $0.67        3.0
                                     ====================

MEDIA GROUP:

Average common shares
  outstanding (#1)                       473.0     468.6        0.9
                                     ====================

Earnings per common share                $  -      $0.03         -
                                     ====================

U S WEST, Inc.

Average common shares
  outstanding (#1)<F1>                      -      468.6         -
                                     ====================

Earnings per common share                $  -      $0.70         -
                                     ====================

<F1>
#1: Effective November 1, 1995, each share of U S WEST, Inc. common stock was converted into one share each of U S WEST Communications Group common stock and U S WEST Media Group common stock. Earnings per common share for 1995 have been presented on a pro forma basis to reflect the two classes of stock as if they were outstanding since January 1, 1995.
For periods prior to the recapitalization, the average common shares outstanding used in the earnings per average common share for the two classes of stock are assumed to be equal to the average common shares outstanding for U S WEST, Inc.

CONSOLIDATED STATEMENTS OF                            U S WEST, Inc.
OPERATIONS (UNAUDITED)

                                         Quarter Ended
                                            March 31,           %
In millions                              1996      1995      Change
- - --------------------------------------------------------- ----------
SELECTED CONSOLIDATED DATA
 U S WEST, Inc.
Capital expenditures                      $803      $621       29.3
Debt-to-capital ratio (#1)<F2>            50.2%     50.7%#<F1>    -
Employees                               61,268    61,302       (0.1)
EBITDA                                  $1,309    $1,226        6.8
EBITDA margin                             42.9%     43.4%        -





<F1>
# As of December 31, 1995.
<F2>
#1 Ratio includes preferred securities as a component of total capital. Including debt related to the net investment in assets held for sale, the 1996 and 1995 ratios are 52.3% and 52.9%, respectively.